As filed with the Securities and Exchange Commission on April 15, 2011

SEC File No. 333-161792

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN RESTAURANT CONCEPTS, INC.

(Name of registrant as specified in its charter)

Florida	59-3649554
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

14476 Duval Place West, Suite 103 Jacksonville, FL 32218 (904) 741-5500 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Rosenberger

American Restaurant Concepts, Inc.

14476 Duval Place West, Suite 103

Jacksonville, FL 32218

(904) 741-5500

(Address, including zip code, and telephone number, including area code, of agent for service)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company ☒
(Do not check if a smaller reporting company)

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DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (the “Registration Statement”) of American Restaurant Concepts, Inc. (the “Company”), File No. 333-161792, which was originally filed with the Securities and Exchange Commission on September 8, 2009, and declared effective on November 2, 2010.

The Registration Statement is a shelf registration statement under Rule 415(a)(1)(i), which registered for resale 926,667 shares of common stock held by certain existing stockholders of the Company. At this time, all of the shares of common stock covered by the Registration Statement are eligible for sale under Rule 144 under the Securities Act of 1933. Therefore, it is no longer necessary for the Company to maintain the Registration Statement in order for those shareholders to resell their shares, and the Company does not desire to continue the legal, accounting and administrative cost associated with maintaining the Registration Statement.

Effective upon filing hereof, the Company hereby removes from registration all shares of Common Stock registered under the Registration Statement that remain unsold and unissued as of the date of this Post-Effective Amendment.

Also, on December 16, 2010, the Company filed a registration statement on Form 8-A12G to register its common stock under Section 12 of the Securities Exchange Act of 1934, and therefore will remain subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934 following the deregistration of the shares covered by the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida on September 20, 2010.

American Restaurant Concepts, Inc.

BY: /s/ Michael Rosenberger	Date	Signature
Michael Rosenberger, President	April 15, 2011.	s/ Michael Rosenberger

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	NAME	TITLE	DATE
/s/ Michael Rosenberger	Michael Rosenberger	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, President, Director	April 15, 2011.
/s/ James R. Shaw	James R. Shaw	Vice President/Director	April 15, 2011.

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